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                           OPINION OF BRYAN CAVE LLP

                                  EXHIBIT 5.1

                                 BRYAN CAVE LLP
                            TWO NORTH CENTRAL AVENUE
                                   SUITE 2200
                             PHOENIX, ARIZONA 85004

                                 April 12, 1999

Mobile Mini, Inc.
1834 West Third Street
Tempe, Arizona 85281

Dear Sirs:

     We are acting as counsel to Mobile Mini, Inc. (the "Company") in connection with the Registration Statement on Form S-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 2,500,000 shares (the "Company Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") to be sold by the Company and 600,000 shares of Common Stock (the "Selling Stockholder Shares") to be sold by the Selling Stockholders identified in the Registration Statement.

     We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon the foregoing, we are of the opinion that (i) the Selling Stockholder Shares which are outstanding on the date hereof are validly issued, fully paid and non-assessable shares of Common Stock and the Selling Stockholder Shares which will be issued pursuant to the terms of outstanding warrants will be, when so issued, be validly issued, fully paid and non-assessable shares of Common Stock, and (ii) when the Registration Statement has become effective under the Act and the Company Shares have been issued, sold and paid for in the manner described in the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of the Shares" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ BRYAN CAVE LLP